LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of August 25, 2014, is entered into by and among LCI SHIPHOLDINGS, INC., a non-resident corporation organized under the laws of the Republic of the Marshall Islands, with offices at 11 North Water St., Suite 18290, Mobile, Alabama 36602 ("Borrower"), INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized under the laws of Delaware, with offices at 11 North Water St., Suite 18290, Mobile, Alabama 36602 (together with its successors and permitted assigns, "Guarantor"), and RBS ASSET FINANCE, INC., a New York corporation, with offices at 71 South Wacker Drive, 29th Floor, Mailstop IH2935, Chicago, Illinois 60606 (together with its successors and assigns, "Lender").

RECITALS:

Borrower has requested Lender to open a term loan credit facility in favor of Borrower with available credit thereunder in a principal amount  of up to TWENTY-THREE MILLION FORTY THOUSAND AND N0/100 Dollars ($23,040,000.00) in order to refinance certain indebtedness of Borrower under the DNB Credit Agreement (as defined below), which debt is secured by a preferred mortgage lien and security interest against the Marshall Islands-flagged vessel, GREEN DALE, Official Number 5236, IMO Number 9181376 (further described and defined below as the "Vessel") and to fund a portion of the acquisition price payable by Waterman Steamship Corporation, an Affiliate (as defined below) of Borrower and of Guarantor, in connection with the early termination of a bareboat charter of a sister ship of the Vessel. Guarantor is an Affiliate of Borrower, and the loan to Borrower contemplated by this Agreement will provide both direct and indirect financial and business benefits to Guarantor. Lender is willing to make the loan to Borrower upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE 1

Definitions

Section 1.1 meanings: Definitions. As used in this Agreement, the following terms have the following

"Administrative Agent" means Regions Bank, or any successor thereto, who serves as the Administrative Agent under the Senior Credit Agreement.

"Advance" means an advance of funds by Lender to Borrower pursuant to this Agreement.

"Advance Request" means a certificate, properly completed and signed by Borrower in a form acceptable to Lender, requesting an Advance. A request for an Advance shall constitute a certification by Borrower that (i) all representations and warranties of Borrower and Guarantor (other than those representations and warranties which are limited in application to a specific date) are true and correct as if made on the date of such certificate; (ii) no Default or Event of Default hereunder or under any Loan Document has occurred and is continuing, and no Default or

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Event of Default will result from the Advance requested; and (iii) all the conditions to the Advance as set forth herein have been satisfied, met and complied with.

"Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the Person specified; provided, however, that in no event shall Lender be deemed an Affiliate of Borrower or Guarantor.

"Aggregate Revolving Commitments" means, at any time of determination, the Revolving Commitments of all the Lenders who are parties to the Senior Credit Agreement as then in force under such agreement.

"Approved Time Charter" means that certain Time Charter of the Vessel dated August 5, 1999 between Borrower and Nippon Yusen Kaisha, a stock company organized under the laws of Japan, as such agreement has been and may be further amended, modified, renewed, extended, or supplemented from time to time.

"Assignment of Earnings" means that certain "Assignment of Earnings, Charter Parties and Requisition Compensation" to be executed by Borrower in favor of, and in form and substance satisfactory to, Lender (and all amendments, modifications, renewals or supplements thereto), pursuant to which Lender shall be granted a security interest in and collateral assignment of any and all existing and future charters (whether on a bareboat, demise, time or voyage basis), contracts of affreightment or management agreements involving the Vessel, including the Approved Time Charter, together with: (i) all benefits, rights and remedies thereunder, including without limitation all charter hire payments, freights, subfreights and other monies now or hereafter due or to become due pursuant to such agreements; and (ii) all accounts, salvage or requisition awards or recoveries, recoveries in general average, general intangibles (including payment intangibles), and any supporting obligations, including guaranties, whether now owned or hereafter acquired, related to such agreements, or otherwise arising out of the use or operation of the Vessel; as well as (iii) all proceeds of any of the foregoing.

"Assignment of Insurance" means that certain "Assignment of Insurances" to be executed by Borrower in favor of Lender, in form and substance satisfactory to Lender, pursuant to which Lender will be collaterally assigned and granted a security interest in all of Borrower's right, title and interest in and to all insurances procured by Borrower with respect to the Vessel, including all amounts due from underwriters under any such insurance as payment of losses, or as return premiums or otherwise as such assignments may be amended, modified, renewed, extended, restated or supplemented from time to time.

"Attorneys' Fees" shall include any and all reasonable attorneys' fees incurred by Lender (whether by its use of in-house counsel or otherwise, and whether on the basis of a flat fee, retainer, contingent fee or hourly charges) incident to, arising out of or in any way connected with (a) the preparation, negotiation, and execution of this Agreement and the other Loan Documents (and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto), (b) the administration of the Loan, or (c) the enforcement of its rights and interests under this Agreement or any other Loan Document, including reasonable attorneys' fees incurred by Lender to collect sums due, during any work-out, with respect to settlement negotiations, or in

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any bankruptcy proceeding (including reasonable attorneys' fees incurred in connection with any motion for relief from the automatic stay).

"Attributable Principal Amount" means (i) in the case of Synthetic Leases, an  amount determined by capitalization of the remaining lease payments thereunder as if it were a Capital Lease determined in accordance with GAAP, and (ii) in the case of asset securiti:zation programs, the outstanding principal amount of such financing, after taking into account reserve amounts and making appropriate adjustments, as determined by the Administrative Agent under the terms of the Senior Credit Agreement.

"Authorized Officer" means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), chief financial officer or treasurer and, solely for purposes of making the certifications required under Section 4. l(a), any secretary or assistant secretary.

"Business Day" means any day on which commercial banks are not authorized or required to close in Chicago, Illinois.

"Capital Expenditures" means, with respect to the Parent and its Subsidiaries, including Borrower, on a consolidated basis, for any period (without duplication), any expenditures for fixed assets or that is properly chargeable to a capital account in accordance with GAAP.

"Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

"Change of Control" means (i) any "person" (as such term is used in Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), other than the existing owners, that becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 promulgated under the Securities Exchange Act), directly or indirectly, of more than 30% of the total voting power of the Parent, or (ii) the Parent ceases to own (beneficially and of record) and control all of the issued and outstanding Equity Interests of the Borrower.

"Code" means the Internal Revenue Code of 1986 (26 U.S.C. §§ 1 et seq.), as amended from time to time, and all regulations promulgated thereunder and published interpretations thereof.

"Collateral" has the meaning specified in Section 3.1.

"Collateral Agent" means Regions Bank, or any successor thereto, who serves as the Collateral Agent under the Senior Credit Agreement.

"Commitment Expiration Date" means (a) 5:00 p.m. Central Standard Time on December 31, 2014, or (b) on such earlier date on which the Credit Commitment terminates as provided in this Agreement.

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"Commonly Controlled Entity" means any entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 414(b) or 414(c) of the Code.

"Consolidated EBITDA" means, for any period, with respect to the Parent and its Subsidiaries, including Borrower, the sum of (without duplication) (i) Consolidated Net Income;

(A) all Consolidated Interest Expense of the Parent and its Subsidiaries; (iii) income taxes of the Parent and its Subsidiaries; and (iv) depreciation and amortization of the Parent and its Subsidiaries determined on a consolidated  basis in accordance with GAAP for such period; provided that if any Subsidiary is not wholly-owned by the Parent, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to the amount of Consolidated Net Income attributable to such Subsidiary multiplied by (B) the percentage ownership interest in the income of such Subsidiary not owned by the Parent on the last day of such period.

"Consolidated EBITDAR" means, with respect to the Parent and its Subsidiaries, including Borrower, on a consolidated basis, for any period (without duplication) the sum of (i) Consolidated EBITDA for such period and (ii) Consolidated Lease Expense for such period.

"Consolidated Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of (i) Consolidated EBITDAR for the period of the four Fiscal Quarters most recently ended, minus taxes paid in cash during such period, minus maintenance Capital Expenditures for such period to (ii) Consolidated Fixed Charges for the period of the four Fiscal Quarters most recently ended; provided that maintenance Capital Expenditures shall be calculated at (A) 30% of consolidated depreciation expense through the Fiscal Year ending December 31, 2013, (B) 40% of consolidated depreciation expense through the Fiscal Quarter ending June 30, 2014, and (C) 50% of consolidated depreciation expense at all times thereafter.

"Consolidated Fixed Charges" means with respect to the Parent and its Subsidiaries, including Borrower, on a consolidated basis, for any period (without duplication), the sum of (i) Consolidated Interest Expense for such period; (ii) Consolidated Lease Expense for such period;

(iii) scheduled principal payments for any outstanding Indebtedness during the applicable period, and (iv) the amount of cash dividends and other distributions made by the Parent during such period (other than dividends paid on common stock of the Parent in such period in an amount up to $10,000,000). For purposes of this definition, "scheduled principal payments" (A) shall be determined without giving effect to any reduction of such scheduled payments resulting from the application of any voluntary or mandatory prepayments made during the applicable period, (B) shall be deemed to include the Attributable Principal Amount in respect of asset securitization programs and Synthetic Leases and (C) shall not include any voluntary prepayments or mandatory prepayments required pursuant to the Senior Credit Agreement.

"Consolidated Interest Expense" means, with respect to the Parent and its Subsidiaries, including Borrower, on a consolidated basis, for any period (without duplication), interest expense, whether paid or accrued (including the interest component of asset securitization programs and Synthetic Leases), on all Indebtedness of the Parent and its Subsidiaries for such period, net of interest income, all determined in accordance with GAAP.

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"Consolidated Lease Ad justed Indebtedness" means the sum of (i) all Indebtedness of the Parent and its Subsidiaries, including Borrower (other than obligations under any Swap Contract) determined on a consolidated basis in accordance with GAAP and (ii) the product of six (6) times the Consolidated Lease Expense of the Parent and its Subsidiaries for the past twelve (12) months determined on a consolidated basis in accordance with GAAP.

"Consolidated  Lease  Expense" means, with respect to the Parent and its  Subsidiaries, including Borrower, on a consolidated basis, for any period (without duplication),  all amounts payable under any leases  (whether  Capital  Leases  or  operating  leases)  and   time charter agreements which may be classified as operating lease expenses, charter hire expenses or rent as determined in accordance with GAAP during the period in question.

"Consolidated  Leverage  Ratio" means, as of any date of determination, the ratio of (i) Consolidated Lease Adjusted Indebtedness as of such date to (ii) Consolidated EBITDAR for the period of the four Fiscal Quarters most recently ended.

"Consolidated Net Income" means, for any period, the consolidated net income of the Parent and its Subsidiaries, including Borrower, for such period, as shown on the consolidated financial statements of the Parent and its Subsidiaries delivered in accordance with Section lS(b).

"Consolidated Tangible Net Worth" means, with respect to the Parent and its Subsidiaries, including Borrower, at any date for which a determination is to be made (determined on a consolidated basis without duplication in accordance with GAAP) (i) total stockholders' equity; minus (ii) goodwill.

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "controlled" have meanings correlative thereto.

"Credit Commitment" means the obligation of Lender to make a single Advance hereunder to or for the account of Borrower prior to the Commitment Expiration Date for a purpose set forth in Section 2.1, in a principal amount up to, but not exceeding, the lesser of: (i) eighty percent (80%) of the fair market value of the Vessel as determined by an independent marine surveyor selected by Lender; or (ii) TWENTY-THREE MILLION FORTY THOUSAND AND N0/100 Dollars ($23,040,000.00)."

"Credit Parties" means, collectively, the borrowers and any guarantor of the Obligations (as defined in the Senior Credit Agreement) under the Senior Credit Agreement.

"Debt" or "Indebtedness" means with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereof or the completion of such services, except trade payables, (v) all obligations on account of principal of

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such Person as lessee under Capital Leases and a]J off balance sheet liabilities retained by such Person in connection with asset securitization programs, Synthetic Leases and other similar obligations arising with respect to any other transaction which is the functional equivalent or takes the place of a borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries, (vi) all indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided that the amount of such indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such indebtedness, (vii) all preferred stock and comparable Equity Interests providing for mandatory redemption, sinking fund or other like payments prior to the latter of the (x) Revolving Commitment Termination Date and (y) the Term Loan Maturity Date, and (viii) all indebtedness of other Persons guaranteed by such Person to the extent guaranteed. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum  liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP; and provided further that Debt or Indebtedness shall not include any liability for current or deferred federal, state, local or other taxes, or any trade payables.

"Default Rate" means (a) a rate per annum equal to the interest rate payable under the Note at the time of the Event of Default plus four percent (4%), or (b) the Maximum Rate, whichever is less.

"Dollars" and "$" mean lawful money of the United States of America.

"DNB Credit Agreement" means that certain Credit Agreement, dated as of June 29, 2011, by  and among Borrower, Guarantor, the lenders party thereto, and DNB Bank ASA (formerly DnB NOR Bank ASA), among others, as such agreement may have been amended, modified, renewed, supplemented or restated. The obligations, liabilities and indebtedness of Borrower under the DNB Credit Agreement are being refinanced with the proceeds of the Loan to be made by Lender under this Agreement.

"Environmental Laws" means any and all foreign or United States federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. §651 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq., the Oil Pollution Act of 1990, 33 U.S.C. §2701 et seq., the Hazardous Materials Transportation Safety and Security Reauthorization Act of 2005, 49 U.S.C. §5101 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., and all similar laws, regulations, and requirements of any governmental authority or agency having jurisdiction over Borrower or any of its properties or assets, including the Vessel, as such laws, regulations, and requirements may be amended or supplemented from time to time.

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"Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

"ERISA" means the Employee Retirement Income Security Act of 1974 (29 U.S.C. §§ 1001 et seq.), as amended.

"Event of Default" has the meaning specified in Section 8.1. "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

"Fiscal Year" means the fiscal year of the Parent and its Subsidiaries, including Borrower, ending on December 31 of each calendar year.

"GAAP" means accounting principles generally accepted in the United States in effect as of the date of determination thereof. For purposes of calculation of, and determination of compliance with, the financial covenants of Section 6.10 of this Agreement, GAAP shall be GAAP as in force on June 30, 2014.

"Guarantor" means International Shipholding Corporation, a Delaware  corporation,  and any other Person (if any) that may now or in the future be a guarantor, surety or accommodation party with respect to the obligations of Borrower hereunder and under the other Loan Documents, together with their respective heirs, successors and permitted assigns.

"Guaranty" means that certain Guaranty Agreement dated of even date herewith executed by Guarantor in favor of Lender, as well as any additional guaranty of the obligations of the Borrower under the Loan Documents executed by a Guarantor, together with all amendments thereto, restatements thereof and substitutions or replacements therefore.

"Hazardous Substance" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

"Installment Date" means a date scheduled for the payment of principal and/or interest under the Note.

"Interest Period" means each period commencing on the last day of the immediately preceding Interest Period and ending on the same day of the month that interest is due one month thereafter; provided, however, that: (i) the first Interest Period under the Note shall commence on the date of the Note and end on the first day thereafter that interest is due; (ii) any Interest Period that ends in a month for which there is no day which numerically corresponds to the last day of

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the immediately preceding Interest Period shall end on the last day of the month; and (iii) any Interest Period that would otherwise extend past the scheduled maturity date of the Note shall end on the scheduled maturity date of the Note.

"ISM Code" means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organization, as the same may be amended or supplemented from time to time (and the terms "safety management system," "Safety Management Certificate" and "Document of Compliance" have the same meanings as are given to them in the ISM Code).

"ISM Code Documentation" includes: (a) the Document of Compliance and Safety Management Certificate issued pursuant to the ISM Code in relation to the Vessel within the periods specified by the ISM Code; (b) all other documents and data which are relevant to the safety management system and its implementation and verification which the Owner may require; and (c) any other documents which are prepared or which are otherwise relevant to establish and maintain the compliance of the Vessel or the compliance of the Borrower and its Affiliates with the ISM Code which the Lender may require.

"ISPS Code" means the International Ship and Port Facility Security Code as adopted by the International Maritime Organization, as the same may be amended or supplemented from time to time.

"ISPS Code Documentation" includes the ISSC and all other documents and data which are relevant to the ISPS Code and its implementation and verification which are applicable to Borrower and its Affiliates or the Vessel that Lender may require.

"ISSC" means a valid and current International Ship Security Certificate issued under the ISPS Code with respect to the Vessel.

"LIBOR  Business  Day"  means  a day  on  which  the  office  of the  Lender  at  which payments under the Note are to be made is open for business and on which dealings in Dollar deposits are carried out in the London interbank market.

"LIBOR Rate" means, with respect to any Interest Period, that rate for deposits in Dollars for a period comparable to the term of such Interest Period which appears on Reuters Screen LIBORO l Page 3750 (or such other page that may replace that page on the Reuters service or such other comparable financial information reporting service used by Lender, in its discretion, at the time such rate is determined) as of 11:00 a.m., London, England time on the day (the "Pricing Date") that is two LIBOR Business Days preceding the first day of such Interest Period (or if such financial information reporting service is not available to Lender, or if the LIBOR Rate is not so reported, then as determined by Lender from another recognized source or from one or more interbank quotations, in the discretion of Lender).

"Lien" means any lien, privilege, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

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"Liquidity" means the sum of the Pro-Fonna Undrawn Availability plus Unrestricted Cash.

"Loan" means the total amount of the Advance to be made by Lender under the credit facility established in favor of Borrower under this Agreement.

"Loan Documents" means this Agreement, the Note, the Security Documents, the Guaranty and all additional promissory notes and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement or otherwise securing the payment or perfonnance of the Obligations, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

"Maritime Act" means the Maritime Act of 1990 of the Republic of the Marshall Islands, Title 47 of the Marshall Islands Revised Code, as such statute may be amended or reenacted from time to time.

"Maximum Rate" means the maximum rate of nonusurious interest permitted from day to day by applicable law, including, without limitation, Section 312 of the Maritime Act of the Republic of the Marshall Islands.

"Multi-Employer Plan" means a Plan described in Section 400l(a)(3) of ERISA.

"Note" means the promissory note of Borrower made payable to the order of Lender as evidence of the Advance to be made by Lender pursuant to this Agreement, as such instrument may be amended, modified, renewed, extended, restated or supplemented from time to time.

"Obligations" means all obligations, indebtedness, and liabilities of Borrower to Lender, now existing or hereafter arising under or in connection with this Agreement and the other Loan Documents, whether such obligations, indebtedness, and liabilities are direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, together with all interest, premiums, late fees or other charges accruing thereon or with respect thereto, and all Attorneys' Fees and other expenses incurred in the enforcement or collection thereof.

"Oil" has the meaning assigned in the Oil Pollution Act of 1990, 33 U.S.C. §2701, et seq.

"Outstanding Amount" means (a) with respect to Revolving Loans and Swingline Loans (made under and as defined in the Senior Credit Agreement) on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans and Swingline Loans, as the case may be, occurring on such date; (b) with respect to any Letter of Credit Obligations (as defined in the Senior Credit Agreement) under the Senior Credit Agreement on any date, the aggregate outstanding amount of such Letter of Credit Obligations on such date after giving effect to any issuance of a letter of credit occurring on such date and any other changes in the amount of the Letter of Credit Obligations under the Senior Credit Agreement as of such date, including as a result of any reimbursements by the borrowers under the Senior Credit Agreement of any drawing under any letter of credit; and (c) with respect to any Tenn Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of such Tenn Loan on such date.

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"Parent" means International Shipholding Corporation, a Delaware corporation, the parent of Borrower, and a Guarantor, together with its successors and permitted assigns.

"PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

"Permitted Liens" means (i) Liens in favor of Lender or its Affiliates, (ii) Liens against the Vessel, but only to the extent permitted under the Preferred Mortgage, and (iii) inchoate liens for taxes, assessments or other governmental charges which are not delinquent or which are being contested in good faith and for which adequate reserves have been established and a bond or other security has been posted (if required under applicable law to prevent the attest, attachment  or other seizure of the Vessels or other Collateral pursuant to such lien).

"Permitted Merger" means, so long as no Default or Event of Default shall have occurred and be continuing and so long as no Default or Event of Default would result therefrom, (i) with respect to Borrower, a merger or consolidation of any Subsidiary of Borrower with and into Borrower (provided, that Borrower is the surviving entity and remains a wholly owned Subsidiary of the Parent), and (ii) with respect to the Parent, either (A) a merger or consolidation of any Subsidiary of the Parent (other than Borrower) with and into the Parent, provided that the Parent is the surviving entity (and Borrower remains a wholly-owned Subsidiary of the Parent), or (B) a merger or consolidation of any Person who is not an Affiliate of the Parent as of the date of this Agreement with and into the Parent provided that the Parent is the surviving entity, Borrower remains a wholly-owned Subsidiary of the Parent, and as a result of the merger or consolidation the Consolidated Tangible Net Worth of the Parent and its Subsidiaries, including Borrower, will equal or exceed Consolidated Tangible Net Worth prior to the merger or consolidation.

"Person" means any individual, corporation, business trust, association, company, partnership, joint venture, limited liability company, governmental authority, or other entity.

"Plan" means: (i) any "employee benefit plan" as such term is defined in Section 3(3) of ERISA, and (ii) any stock option plan, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy, or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, and any other employee benefit plan, agreement, arrangement, program, or practice which is not described in clause (i) of this definition.

"Preferred Mortgage" means that certain Marshall Islands First Preferred Ship Mortgage encumbering the Vessel and other related Collateral described therein, and all proceeds thereof, each to be executed by Borrower in favor of Lender in a form acceptable to Lender and its counsel, and in a form recordable with the Marshall Islands Maritime and Corporate Administrator, as such instrument may be amended, modified, renewed or supplemented from time to time.

"Pro Forma Undrawn Availability" means, at any time, the maximum amount of Revolving Loans (as defined under the Senior Credit Agreement) that could be incurred by the

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borrowers under the Senior Credit Agreement at such time (but  not to exceed the Unutilized

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Revolving Commitments at such time) such that the Parent would remain in compliance with the financial covenants in Section [6.lO(a)], determined on a pro forma basis, after giving effect to such Revolving Loans.

"Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or in Section 4975 of the Code.

"Reportable Event" means any of the events set forth in Section 4043 of ERISA. "Revolving  Commitment" means the commitment of a Lender under the Senior Credit

Agreement to make or otherwise fund any Revolving Loan (as defined under the Senior Credit Agreement) and to acquire participations in Letters of Credit and Swingline Loans (as defined under the Senior Credit Agreement) thereunder, and "Revolving Commitments" means such commitments of all such Lenders in the aggregate.

"Revolving  Commitment  Termination  Date" has the meaning  assigned in the  Senior Credit Agreement.

"Security Documents" means the Assignment of Earnings and Charterparties, the Assignment of Insurances, the Preferred Mortgage and any additional instrument, document or agreement granting a security interest in favor of Lender in, or collaterally assigning to Lender, any Collateral, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

"Senior Credit Agreement" means that certain Credit Agreement dated as of September 24, 2013 executed by and among Parent and certain of its Subsidiaries, as "Borrowers," the Lenders party thereto, Regions Bank, as Administrative Agent and Collateral Agent, and Regions Capital Markets, a division of Regions Bank, as Lead Arranger and Sole Book Manager, as such agreement may be amended, supplemented, extended, modified or restated from time to time.

"Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than fifty percent (50%) of the total voting power of Equity Interests entitled (without regard to the occurrence of any  contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person, or the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date, or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding. Unless otherwise specified herein, the term Subsidiary shall mean a Subsidiary of the Borrower or of the Parent, as the case may be.

"Supporting Documents" include, (a) any invoices, requests for disbursements or draws, pay-off quotations or letters, statements or other documents issued by or on behalf of the Person to whom the Advance is payable, or with respect to whom the Advance is to be made, (b) each of the documents required under subsections (i) (1) of Section 4.2, and (c) such additional

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documents as may be reasonably required by Lender in connection with the requested Advance. For any Advance made to reimburse Borrower for expenditures made by Borrower from its working capital for a purpose authorized under Section 2.1, Supporting Documents shall also include proof of payment of the expenditures for which reimbursement is sought.

"Swap Contract" means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any master agreement.

"Synthetic Lease" means (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

"Term Loan" means Term Loan A and any other term loan made to the Parent or any of its Subsidiaries under the Senior Credit Agreement.

"Term Loan Maturity Date" means the date of maturity of the term loans extended by the term Lenders under the Senior Credit Agreement.

"Total   Revolving   Outstandings"  means  the  aggregate  Outstanding  Amount  of   all Revolving Loans, all Swingline Loans and all Letter of Credit Obligations under the  Senior Credit Agreement (as such terms are defined therein).

"Unrestricted Cash" means all unencumbered (other than liens in favor of the Collateral Agent under the Senior Credit Agreement securing the obligations of  the Credit Parties thereunder) cash and Cash Equivalents (as defined in the Senior Credit Agreement) of the Parent and its Subsidiaries at such time.

"Unutilized Revolving Commitment" means, at any time, the Aggregate Revolving Commitments at such time, minus the Total Revolving Outstandings at such time.

"Vessel" means the vessel GREEN DALE, Marshall Islands Official Number 5236, IMO Number 9181376, a Republic of the Marshall Islands-flagged, ABS classed, vehicle carrier, together with all engines, boilers, machinery, masts, boats, anchors, cables, chains, rigging, tackle, apparel, furniture, winches, capstans, outfit, tools, pumps, gears, furnishings, appliances, fittings,  navigation  and  communications  equipment,  computers,  stores,  spares  and  other

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appurtenances thereto appertaining or belonging, whether now owned or hereafter acquired, as more fully described in the Loan Documents to be executed by Borrower.

Section 1.2      Other  Definitional  Provisions. All definitions contained in this Agreement  are equally applicable to the singular and plural forms of the terms defined. The words "hereof ', "herein'', and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise  specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms used herein that are  defined in the Uniform Commercial Code as adopted by the State of New York, unless otherwise  defined herein, shall have the meanings specified in the Uniform Commercial Code as adopted by that State.

ARTICLE 2

The Credit Facility

Section 2.1 Establishment of the Facility; Advance. Lender agrees to open a term loan credit facility in favor of Borrower, and to make a single Advance thereunder to or for the account of Borrower prior to the Commitment Expiration Date in a principal amount not to exceed the Credit Commitment. The proceeds of the Advance shall be used exclusively (a) to refinance certain existing indebtedness of Borrower under the DNB Credit Agreement secured by a preferred mortgage lien and security interest against the Vessel, (b) to fund a portion of the acquisition price payable  by Waterman Steamship Corporation, an Affiliate of Borrower and of Guarantor in connection with the early termination of the bareboat charter of a sister ship of the Vessel (as more fully described in Section 4.2(u)), or (c) for such other purposes as may be disclosed to, and approved in advance in writing by, Lender. The outstanding principal balance and accrued interest owing under the term loan facility shall be evidenced by the Note. Lender's agreement to fund the Advance under this credit facility shall expire and terminate automatically, without notice, on the Commitment Expiration Date or upon the occurrence of an Event of Default.

Section 2.2 Request for the Advance. The Advance shall be requested by Borrower in writing through an Authorized Officer by completing and forwarding to Lender an Advance Request. The Advance Request shall state the amount requested to be made in the Advance, and provide full disbursement instructions including wire transfer data (if the Advance is to be made by wire) and the name of the designated payee. The Advance Request shall be accompanied by all Supporting Documents with respect to the requested Advance. The Advance Request, with applicable Supporting Documents, shall be forwarded by Borrower to Lender's address for notices provided in Section 9.12 below (but may be transmitted electronically, by facsimile or e-mail, at Borrower's option). Lender must receive the Advance Request, and all Supporting Documents, with respect to the requested Advance no later than the second (2°d) Business Day prior to the date the Advance is required. Those Persons designated as Authorized Officers in the latest Certificate of the Secretary or Assistant Secretary of Borrower on file with Lender shall be conclusively deemed to be Persons authorized to request the Advance from Lender until Lender has received a written revocation of the authority of such Person(s). The Advance Request shall not be revocable by Borrower once the Advance has been made. Lender shall have no obligation to advance funds hereunder: (a) until the satisfaction of all conditions to such Advance provided herein; (b) if the requested Advance exceeds the Credit Commitment; (c) following the Commitment Expiration Date; or (d) after the occurrence of an Event of Default under this Agreement or under any other Loan Document (so long as such default remains uncured). Subject to the terms and conditions hereof, and

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provided that Lender has received the Advance Request for the requested Advance and all applicable Supporting Documents, Lender shall (unless any applicable condition specified in this Agreement has not been satisfied) pay to, or on behalf of, Borrower the Advance in immediately available funds.

Section 2.3 The Note. The Advance, and  the obligation of the Borrower to repay  the Advance, shall be evidenced by the Note, which shall be executed by the Borrower in form and substance satisfactory to Lender and its counsel, and made payable to the order of Lender in the principal amount of the Advance. The Note shall be payable as provided in Section 2.4 of this Agreement.

Section 2.4 Payment  of the  Note. The Note shall be payable, in arrears, in eighty-four  (84) consecutive monthly installments of principal, plus accrued and unpaid interest at the applicable  rates provided below, commencing thirty (30) days after the date of the Advance, and continuing on the same day of each successive month thereafter, until all principal, accrued interest and other sums due under the Note have been paid in full. Scheduled payments of principal under the Note shall be  calculated on the basis of a seven (7) year amortization. The first eighty-three (83) installments of principal payable under the Note shall be equal. The final installment of principal scheduled under the Note shall be in the amount of the remaining principal balance outstanding under the Note, plus accrued and unpaid interest, and any additional unpaid fees, late charges, premiums, expenses and other sums payable thereunder. Borrower shall pay all interest then accrued on the outstanding principal balance of the Note contemporaneously with the payment of the scheduled installments of principal thereunder. Regular payments under the Note shall be applied first to any unpaid late charges, then to accrued  and unpaid interest, and finally to principal.

Section 2.5Accrual of Interest under the Note.

(a) Variable Interest Based upon the LIBOR Rate. Prior to maturity, and in the absence of an Event of Default, the unpaid principal balance of outstanding under the Note shall bear interest at a variable or floating rate per annum equal to the LIBOR Rate plus 2.75%, which rate shall be adjusted monthly effective as of the first day of each Interest Period.

(b) Default Interest. After the maturity of the Note, whether by reason of acceleration, or otherwise, or upon the occurrence and during the continuance of an Event of Default, interest shall accrue on the entire outstanding principal balance under the Note at the Default Rate.

(c) Computation and Accrual of Interest. Interest on the indebtedness of Borrower evidenced by the Note shall be computed on the basis of a year of 360 days, consisting of twelve months of thirty days each, and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be. Interest at the applicable rate(s) above, as adjusted, shall be charged daily upon the outstanding principal balance of the Note.

Section 2.6Prepayment.

(a) Optional Prepayment. Upon thirty days prior written notice to Lender, Borrower may prepay the Note, IN FULL ONLY, on any scheduled Installment Date following the scheduled date of the twenty-fourth  installment payable thereunder, by paying (i) the entire

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remaining principal balance outstanding under the Note on the date of prepayment, (ii) all accrued interest and other charges and amounts owing under the Note, this Agreement and any other Loan Document through the date of prepayment, and (iii) a prepayment premium (the "Prepayment Premium") equal to (A) one and 50/100 percent (1.50%) of the principal amount prepaid in connection with any prepayment made following the scheduled date of the twenty fourth (24th) installment but on or prior to the scheduled date of the thirty-sixth (36th) installment payable under the Note, (B) one percent (1%) of the principal amount prepaid in connection with any prepayment made following the scheduled date of the thirty-sixth (36th) installment but on or prior to the scheduled date of the forty-eighth (48th) installment payable under the Note; (C) 50/ l 00 percent (0.50%) of the principal amount prepaid in connection with any prepayment made following the scheduled date of the forty-eighth (48th) installment but on or prior to the scheduled date of seventy-second  (7200) installment  payable  under the Note;  and (D) 25/100 percent (0.25%) of the principal amount prepaid in connection with any prepayment made following the scheduled date of the seventy-second (72nd) installment but prior to the scheduled date of eighty fourth (84th) installment payable under the Note. THE NOTE MAY NOT BE PREPAID UNTIL FOLLOWING THE SCHEDULED DATE OF THE TWENTY-FOURTH (24T8  INSTALLMENT PAYABLE THEREUNDER, AND THEN ONLY IN ACCORDANCE WITH THE PROCEDURE STATED ABOVE IN THIS SUBSECTION.

(b) Mandatory Prepayment. Borrower shall prepay the Note in full (i) following a total loss or constructive total loss of a Vessel during the term of the Loan, or (ii) following the acceleration of the Loan after an Event of Default by Borrower or Guarantor under this Agreement, the Note or any other Loan Document. Any mandatory prepayment shall be accompanied by the payment of all accrued interest and other charges and amounts owing under the Note, this Agreement and any other Loan Document through the date of prepayment, and in the case of a mandatory prepayment under clause (ii) of this subsection, the applicable Prepayment Premium (with the 1.50% Prepayment Premium also to a£ply to any mandatory prepayment occurring prior to the scheduled date of the twenty-fourth (24) installment).

Section 2.7       Increased Costs.

(a)	Increased Costs Generally. Ifany change in applicable law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, Lender (except any reserve requirement reflected in the LIBOR Rate);

(ii) subject Lender to any taxes [other than taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes, in each case, imposed as a result of Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof)] on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

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(iii) impose on Lender [or the London interbank market] any other condition, cost or expense (other than taxes) affecting this Agreement or the Loan made by Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to Lender of making, converting to, continuing or maintaining the Loan or of maintaining its obligation to make the Loan, or to reduce the amount of any sum received or receivable by Lender (whether of principal, interest or any other amount) then, upon request of Lender, the Borrower will pay to Lender such additional amount or amounts as will compensate Lender for the additional costs incurred or reduction suffered.

(b) Capital Requirements. If Lender determines that any change in applicable law affecting Lender or any lending office of Lender or its holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on Lender's capital or on the capital of Lender's holding company, if any, as a consequence of this Agreement, the commitments of Lender hereunder or the Loan made by Lender to a level below that which Lender or Lender's holding company could have achieved but for such change in law (taking into consideration Lender's policies and the policies of Lender's holding company with respect to capital adequacy), then from time to time Borrower will pay to Lender such additional amount or amounts as will compensate Lender or Lender's holding company for any such reduction suffered.

Section 2.8 Late Fees. If any sum payable under the Note shall not be received by Lender when due, Borrower shall, at Lender's option and to the extent allowed by law, pay to Lender a late charge equal to five percent (5%) of such overdue amount. However, in no event shall Lender receive or be entitled to receive an amount in excess of the maximum amount permitted by law. Borrower agrees that the amount of such late charge represents a reasonable estimate of the cost to Lender of processing a delinquent payment and that the acceptance of any late charge shall not constitute a waiver of default with respect to the overdue amount or prevent Lender from exercising any other available rights and remedies.

Section 2.9      Commitment Fee. [Intentionally Omitted].

Section 2.10  Method of Payment. Unless and until Borrower is otherwise notified in writing by Lender, all monthly payments due under the Note shall be made, in Dollars, and in immediately available funds, by electronic funds transfer debit transactions utilizing the Automated Clearing House ("ACH") network of the U.S. Federal Reserve System and shall be initiated by Lender from Borrower's account as shall have been previously established by Borrower with Lender and the applicable depositary with respect to such account (the "ACH Account") for settlement on the applicable Installment Date; provided, however, that if the applicable Installment Date is not a Business Day, then settlement shall be made on the immediately following Business Day. Borrower hereby authorizes Lender to electronically initiate the transfer of all monthly payments required under the Note by ACH transfer of funds from the ACH Account. Borrower shall, prior to each Installment Date, deposit and/or maintain sufficient funds in the ACH Account to cover all debit transactions initiated or to be initiated hereunder by or for Lender. Concurrently with or prior to the execution of this Agreement, Borrower shall execute and deliver written authorization to Lender to effect the foregoing and will from time to time execute and deliver further authorization to effect payment through ACH transfer. Borrower has delivered to Lender, concurrently with or prior to Borrower's execution and delivery of this Agreement, a voided blank check or a pre printed deposit form for such ACH Account showing Borrower's ACH Account number.

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Notwithstanding the foregoing, any failure, for any reason, of the ACH network system or any electronic funds transfer debit transaction to be timely or fully completed shall not in any manner relieve Borrower from its obligation to promptly, fully and timely pay and make all payments or installments provided for under this Agreement and the Note when due, and to comply with all other of Borrower's obligations under this Agreement and the other Loan Documents, or relieve Borrower from its obligation to pay any late charges due or payable under the terms of this Agreement and the Note; provided however that if the cause for such failure is that Lender did not timely initiate the transfer request, there was a failure of the ACH network system that was not caused by Borrower, or there was any failure of the electronic funds transfer debit transaction that was not caused by Borrower, then Borrower shall not be in default or subject to late charges unless payment is not made within two (2) days after notice of nonpayment is given by Lender. Borrower shall provide Lender with at least ten (10) days prior written notice of any change in the ACH information provided above and Borrower shall not change the location of the ACH Account without first obtaining the written approval of Lender.

ARTICLE 3

Security

Section 3.1      Collateral. The payment and performance of the Obligations shall be secured by a preferred mortgage lien and/or security interest in, or the collateral assignment of, the following described property, whether now owned or hereafter acquired, together with all cash and non-cash proceeds thereof:

(a) The Vessel, together with all equipment, machinery, inventory and general intangibles related thereto;

(b) All (i) charters, contracts of affreightrnent, management agreements and other contractual arrangements entered into by Borrower covering the charter, use or operation of the Vessel (including the Approved Time Charter), together with the benefits, rights and remedies thereunder, including without limitation all charter hire payments, freights, subfreights and other monies now or hereafter due or to become due pursuant to such agreements; and (ii) accounts, salvage or requisition awards or recoveries, recoveries in general average, general intangibles (including payment intangibles), and any supporting obligations, including guaranties, arising out of the use or operation of, or otherwise related to, the Vessel or to any charter, management agreement or other contractual arrangement concerning the Vessel;

(c) All policies and contracts of insurance, including, without limitation, all entries in any protection and indemnity or war risks association or club, which are from time to time taken out in respect of the Vessel, and her hull, machinery, freights, disbursements, profits or otherwise, and all the benefits thereof, including, without limitation, all claims of whatsoever nature under such policies, and all amounts due from underwriters under any such policies as payment oflosses, or as return premiums, or otherwise; and

(d) Document. All additional property of Borrower described in and encumbered by any Loan

The property and collateral described in this Section (together with any other property and collateral which may now or hereafter secure the Obligations or any part thereof, including the collateral described

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in Section 3.2 below) shall be hereinafter collectively referred to as the "Collateral." Lender shall have first priority security interests in the Collateral (including a first priority preferred mortgage lien in the Vessel), and there shall be no other Liens affecting the Collateral other than Permitted Liens. Borrower agrees to execute and deliver to Lender the Security Documents and any other document or agreement deemed necessary by Lender or its counsel to create or perfect first priority preferred mortgage liens and security interests in favor of Lender in the Vessel and the other Collateral described in this Section as required to meet the applicable conditions of Article 6.

Section 3.2 Grant of Security Interest in Deposits. etc. As further security for the Obligations, Borrower and Guarantor hereby grant to Lender a security interest in (a) any and all deposit accounts maintained at, or certificates of deposit maintained with or issued by, Lender or its Affiliates (whether such certificates constitute "deposit accounts" or "instruments" as defined in the Uniform Commercial Code); and (b) all other collateral as to which a security interest has been or is hereafter granted by Borrower to Lender or to any of its Affiliates in connection with any mortgage, indenture, loan or credit agreement, or other contract or agreement for money borrowed or the lease of real or personal property (an "Ancillary Agreement"); and (c) all proceeds of collateral described in subsections (a) and (b) above. Anything herein to the contrary notwithstanding, the security interest granted pursuant to this Section 3.2 shall be solely for the benefit of Lender and its Affiliates, and any security interest created under clause

(b) of this Section 3.2 shall expire upon full satisfaction of the obligations of Borrower and/or Guarantor to Lender, its successors or assigns, or the applicable Affiliates  pursuant to the relevant Ancillary Agreement.

Section 3.3  Additional Credit Support. As additional credit support for, and as an inducement for Lender to make, the Loan contemplated hereunder, all Obligations of Borrower to Lender shall be guaranteed by Guarantor, jointly and severally with Borrower, pursuant to the Guaranty. The obligations of Guarantor shall be absolute, unconditional and unlimited, and shall continue so long as any Obligations of Borrower to Lender remain outstanding.

Section 3.4 Financing Statements and Additional Documents. Borrower and Guarantor authorize Lender to prepare and file Uniform Commercial Code financing statements, and amendments thereto, describing the Collateral in any appropriate jurisdiction, all without the signatures  of Borrower and Guarantor if permitted by applicable law. Borrower and Guarantor shall execute and cause to be executed such further documents and instruments as Lender, in its sole discretion, deems necessary or desirable to evidence and perfect its liens and security interests in the Collateral.

ARTICLE 4

Conditions to Lender's Obligation to Advance

Section 4.1     Loan  Documents: Lien Search Reports, etc. Notwithstanding any prov1s1on contained herein or in any commitment of Lender to the contrary, Lender shall have no obligation to make the Advance unless Lender shall have first received:

(a) Certificates of the Secretary. Certificates of the Secretary or Assistant Secretary of Borrower and Guarantor, respectively executed by the secretary or an assistant secretary of Borrower and Guarantor, as appropriate, each certifying the names of the officers of such Person authorized to sign this Agreement and each of the other Loan Documents to which such Person is or is to be a party  (including the certificates  contemplated  herein) together with  specimen

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signatures of such officers, which such Certificates shall each have appended thereto copies of (i} the resolutions of the board of directors or shareholders of Borrower or Guarantor, as applicable, duly adopted and in force, authorizing the execution and delivery of this Agreement and the other Loan Documents to which such Person is or is to be a party, as well as the performance of the obligations stated therein; (ii} the articles or certificate of organization or incorporation of Borrower or Guarantor, as applicable; and (iii} a copy of the by-laws of Borrower or Guarantor, as applicable, each certified by the secretary or an assistant secretary of such Person as appropriate;

(b) Governmental Certificates. Certificates of the appropriate government officials of the jurisdiction of incorporation or organization of Borrower and Guarantor as to the existence and good standing of Borrower and Guarantor;

(c) Term Note. The Term Note, duly executed by Borrower, to evidence the principal amount of the Advance;

(d) Preferred Mortgage. The Preferred Mortgage duly executed by Borrower covering the Vessel in a form acceptable to Lender and its counsel and recordable with the Marshall Islands Maritime and Corporate Administrator (and such Preferred Mortgage provides Lender a first priority preferred mortgage lien and security interest against the Vessel and related Collateral subject only to Permitted Liens and the preferred mortgage lien of DNB Bank ASA to be satisfied with the proceeds of the Advance);

(e) Assignment Earnings. The Assignment of Earnings duly executed by Borrower;

(f) Notice and Acknowledgement of Collateral Assignment. A Notice and Acknowledgement of Collateral Assignment duly executed by Borrower and Nippon Yusen Kaisha, the time charterer under the Approved Time Charter, pursuant to which, among other acknowledgments and undertakings, Nippon Yusen Kaisha will subordinate all of its right, title and interest in and to the Vessel under the Time Charter to the interests of Lender under the Preferred Mortgage;

(g) Assignment of Insurances. The Assignment of Insurances with respect to the Vessel duly executed by Borrower together with a Notice of Assignment in the form appended thereto duly executed by Borrower and the insurance broker of Borrower;

(h) Guaranty. The Guaranty duly executed by Guarantor;

(i) Advance Reguest. An Advance Request executed by a duly authorized officer of Borrower with respect to the Advance, all of the statements in which shall be true and correct on and as of the date of the Advance;

(j) Supporting Documents. All applicable Supporting Documents with respect to the Advance;

(k) Satisfactory Lien Searches. Search results in any applicable jurisdiction with respect to Borrower, in form and substance satisfactory to Lender, which show that Lender has, or will have, at the time of each Advance, a valid and subsisting first priority preferred mortgage

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lien and/or security interest in all of the Collateral existing as of the date of the Advance and that there are no other Liens that may affect the Collateral other than Pennitted Liens and the preferred mortgage lien in favor of DNB Bank ASA to be satisfied with the proceeds of the Advance;

(l) Legal Opinions. Opinions of counsel for Borrower and Guarantor, in form and substance satisfactory to Lender, addressing such matters as Lender may require, including, without limitation, (i) the due organization and existence of Borrower and Guarantor, (ii) the corporate power of Borrower and Guarantor, (iii) the authority of the officers of Borrower and Guarantor to execute and deliver the Loan Documents to which such Person is a party, (iv) enforceability of the Loan Documents under applicable law, and (v) perfection of Liens against the Collateral;

(m) ACH Forms. All forms required by Lender and the depositary bank holding the ACH Account to provide for payment of principal and interest scheduled under the Note by ACH transfer duly executed by Borrower and the depositary bank;

(n) DNB Pay-off Letter. A pay-off letter executed by DNB Bank ASA in form and substance satisfactory to Lender setting forth (i) all amounts required to be paid to release the preferred mortgage lien and security interests in favor of DNB Bank against the Vessel and other Collateral, (ii) applicable wire transfer instructions to the account of accounts into which the pay off is to be transferred, and (iii) the commitment of DNB Bank to tender to Lender, the insurer or account debtor, or to the appropriate filing officer, as applicable, any and all executed certificates of discharge, releases, tennination statements, reassignments and other documents, in recordable form where required, that may be necessary to terminate the preferred mortgage lien and security interests held by DNB Bank and/or the lenders under the DNB Credit Agreement in the Collateral promptly upon the receipt of funds; and

(o) (m) Other Documents. Borrower and Guarantor shall have executed such other agreements, documents, instruments and certificates as Lender may reasonably request, including, without limitation any documents necessary to provide the information referenced in Section 5.18 hereof.

Section 4.2       Additional  Conditions  to  Lender's  Obligation  to  Advance. The obligation  of Lender to make any Advance under this Agreement is subject to the following additional  conditions precedent:

(a) Completion  of  Due  Diligence. Lender shall have completed  all financial  and legal analysis and other due diligence with respect to Borrower and Guarantor, and Lender shall have completed an inspection of the Collateral, in such scope as determined by, and with results reasonably satisfactory in substance to, Lender;

(b) Compliance with Representations and Warranties. All of the representations  and warranties of Borrower and Guarantor set forth herein and in each other Loan Document  (other than those representations and warranties which are limited in application to a specific date) are true and correct on and as of the date of the Advance;

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(c) Compliance with Covenants. Borrower and Guarantor are in compliance with all of the affirmative and negative covenants provided in this Agreement and in each other Loan Document on and as of the date of the Advance;

(d) Material Adverse Change. As reasonably determined by Lender, there shall have occurred no material adverse change in (i) the business, condition  (financial or otherwise), operations, prospects, or properties of Borrower or Guarantor from the financial condition reflected on the financial statements submitted to Lender prior to credit approval, or (ii) in the validity or enforceability of any Loan Docwnents;

(e) No Event of Default under Loan Documents. There shall be no uncured Event of Default of Borrower or Guarantor, and there shall have occurred no event that, with the passage of time or the giving of notice, or both, and the failure of Borrower or Guarantor to cure, would constitute an Event of Default, under the Loan Documents;

(f) Financial Statements. Lender shall have received the most recent financial statements of Borrower and Guarantor required under Section 6.1, as applicable, and such statements reflect no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of Borrower or Guarantor since the effective date of the financial statements furnished to Lender in connection with credit approval;

(g) Costs of Lender. Borrower has paid all expenses of Lender payable by Borrower under the terms of Section 9.1 which have been billed to Borrower as of the date of the Advance;

(h) Documentation of and Title to the Vessel and Related Collateral. The Vessel has been registered under the laws of the Republic of the Marshall Islands in the name of the Borrower, and Borrower has good and merchantable title to the Vessel and related Collateral free and clear of Liens (other than Permitted Liens and the preferred mortgage lien of DNB Bank ASA to be satisfied with the proceeds of the Advance);

(i) Operational Certificates. Lender has received true correct and complete copies of the following operational certificates with respect to the Vessel to be refinanced with the proceeds of the Advance, if required for the operation of the Vessel under the laws of the Republic of the Marshall Islands or other applicable law, and such certificates are in full force and effect, without exception (i) a Provisional Load Line Certificate issued by the American Bureau of Shipping ("ABS"); (ii) all ISM Code Documentation; (iii) all ISPS Code Documentation; (iv) an International Tonnage Certificate issued for the Vessel by the ABS; (v) all Ship Safety Certificates required for the Vessel; and (vi) an International Oil Pollution Prevention Certificate (and all applicable annexes and supplements thereto);

(j) G) Classification of the Vessel. Lender has received a Confirmation of  Class Certificate issued by the ABS confirming that the Vessel holds and is in class for, without exception, the following classifications: A·l Vehicle Carrier, AMS and ACCU.

(k) Payment  of  Excess  Amounts. Borrower has paid, in good funds, all  principal, interest, late charges, premiums, fees and other sums, if any, payable to DNB Bank ASA above the Credit Commitment that is necessary to secure the release of the preferred  mortgage liens and security interests of DNB Bank ASA against the Vessel;

(l) Survey of the Vessel. Lender has received a survey and appraisal of the Vessel by an independent, certified marine surveyor or appraiser selected by Lender, in form, substance and content satisfactory to Lender, setting forth such matters as Lender may reasonably require, including a statement of the distress, orderly liquidation and fair market values of the Vessel and establishing a fair market value of the Vessel of not less than $28,800,000.00;

(m) Certificate of Discharge: Satisfactions; Releases: etc. Lender shall have received a certificate of discharge, satisfaction of mortgage, release of mortgage, termination statement, reassignment or other appropriate instrument sufficient to discharge of record the preferred mortgage liens and security interests in favor of DNB Bank ASA against the Vessel in a form acceptable to Lender and its counsel and recordable with the Marshall Islands Maritime and Corporate Administrator or other filing officer, as applicable;

(n) Pay-Off of Bareboat Charter Obligations. Lender has received (i) confirmation from DVB Bank SE, in form and substance satisfactory to Lender, that it is prepared to fund

(o) $38,500,000.00 (the "DVB Loan") of the $55,619,300.00 acquisition price payable by Waterman Steamship Corporation ("Waterman"), an Affiliate of Borrower and of Guarantor, to Wells Fargo Bank Northwest, National Association, as Trustee of the Green Bay Vessel Trust (the "Trust"), in connection with the early termination of that certain Bareboat Charter Agreement dated February 22, 2012 (the "GREEN BAY Charter") between the Trust, as owner, and Waterman, as charterer, pursuant to which Waterman chartered the vessel GREEN BAY from the Trust (in which transaction Lender is a participant), (ii) a wire transfer from Borrower to Lender of the balance of the acquisition price that will remain due to Lender (as a participant in the GREEN BAY Charter) after funding of both the Loan to be made by Lender pursuant to this Agreement and the DVB Loan, and (iii) a copy of the  Termination Agreement between Waterman and the Trustee evidencing the agreement of Waterman and the Trustee to the early termination of the GREEN BAY Charter (other than with respect to indemnity obligations that survive the termination of the GREEN BAY Charter) and to the conveyance of the GREEN BAY by the Trust to Waterman; and

(p) Proof of Insurance. Lender has received a certificate of insurance or cover note evidencing all insurance policies required under the Preferred Mortgage covering the Vessel, together with loss payable endorsements in favor of Lender with respect to all insurance policies covering Collateral, and a letter of undertaking issued by Borrower's insurance broker containing, among other customary undertakings, an undertaking to inform Lender prior to any cancellation or material alteration of any policies or entries with respect to the Vessel.

ARTICLE S

Representations and Warranties

To induce Lender to enter into this Agreement, Borrower and Guarantor jointly and severally represent and warrant to Lender that as to itself:

Section 5.1   Corporate or Juridical Existence. Borrower is a corporation duly organized under the laws of Liberia but re-domiciled under the laws of the Republic of the Marshal Islands. Guarantor is a corporation duly organized under the laws of the State of Delaware. Each of Borrower and Guarantor (a)

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are validly existing, and in good standing as, corporations under the laws of the their respective current jurisdictions of incorporation; (b) have all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) are qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, condition (financial or  otherwise), operations, prospects, or properties. The respective names of Borrower and Guarantor stated in the preamble of this Agreement are the correct legal names of Borrower and Guarantor, and neither Borrower nor Guarantor has operated under any other legal name within the last five (5) years.

Section 5.2 Due   Authorization:  Power.  The execution, delivery, and performance  of  this Agreement and the other Loan Documents to which Borrower or Guarantor is or may become a party has been duly authorized by all requisite action on the part of such Person, and its directors (or equivalent officers) or shareholders, as applicable. Each of Borrower and Guarantor has the corporate   power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

Section 5.3 No Conflicts. The execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower or Guarantor is or may become a party does not and will not violate or conflict with the articles or certificate of incorporation or organization, or the by-laws of such Person, or any law, rule, or regulation, or any order, writ, injunction, or decree of any court, governmental authority, or arbitrator, and does not and will not conflict with, result in a breach of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the revenues or assets of such Person pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement by which such Person, or any of its properties, is bound.

Section 5.4 Citizenship. Borrower is a non-resident corporation incorporated under Part I (the Business Corporation Act) of the Associations Law of the Republic of the Marshall Islands, Title 52, Marshall Islands Revised Code, as amended, and is eligible to register the Vessel in its name under Section 203 of the Maritime Act. Neither Guarantor, nor any shareholder of Borrower, is a "national" of any "enemy country" as defined in any statute or executive order of the United States, or of any regulations, rules, interpretations or rulings issued thereunder, and neither Borrower nor Guarantor is acting on behalf of, or for the benefit of, any foreign country which, or for which, actions on behalf of is prohibited by any statute of the United States or any regulations or rulings issued thereunder.

Section 5.5 Financial Statements. All :financial statements that have been delivered  by Borrower and Guarantor to Lender are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present the :financial condition of Borrower and Guarantor as of the respective dates, and the results of operations for the respective periods, indicated therein. Neither Borrower nor Guarantor has any material contingent liabilities, liabilities for taxes, material forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments not reflected in such financial statements. There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of Borrower or Guarantor since the effective date of such financial statements.

Section 5.6 Operation of Business. Borrower and Guarantor possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct their respective

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businesses substantially as now conducted and as presently  proposed to be conducted, and neither Borrower nor Guarantor is in violation of any valid rights of others with respect to any of the forgoing.

Section 5.7 Litigation and Judgments. Except as previously disclosed  by  Borrower  and Guarantor to Lender in writing, there is no action, suit, investigation, or proceeding before or by  any court, governmental authority or arbitrator pending, or to the knowledge of Borrower or  Guarantor, threatened  against or affecting Borrower or Guarantor, that would, if adversely  determined, have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of such Person, or the ability of such Person to pay and perform the Obligations. There are no outstanding judgments against Borrower or Guarantor.

Section 5.8 Rights in Properties. Each of Borrower and Guarantor has good and indefeasible title to or valid leasehold interests in its properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in its financial statements. Without limiting the foregoing, Borrower has or will have at all pertinent times good and indefeasible title to all property constituting Collateral free and clear of any Liens other than Permitted Liens and the preferred mortgage lien of DNB Bank ASA to be satisfied with the proceeds of the Advance.

Section 5.9 Enforceability. This Agreement constitutes, and the other Loan Documents to which Borrower or Guarantor is a party, when delivered, shall constitute legal, valid, and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor's rights.

Section 5.10 Approvals. No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is or will be necessary for the execution, delivery, or performance by Borrower or Guarantor of this Agreement and the other Loan Documents to which such Person is or may become a party or the validity or enforceability thereof or if required any such authorization, approval, or consent shall have been obtained by Borrower or Guarantor prior to the execution and delivery of the Loan Document to which such authorization, approval, or consent is applicable).

Section 5.1 1 Taxes. Borrower and Guarantor have filed all tax returns (foreign, federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales taxes, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable, and neither Borrower nor Guarantor knows of any pending investigation of Borrower or any Guarantor by any authority or of any pending but unassessed tax liability.

Section 5.12 Disclosure. No statement, information, report, representation, or warranty made by Borrower or Guarantor in this Agreement or in any other Loan Document or furnished to Lender in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no matter known to either Borrower or Guarantor which has a material adverse effect, or which might in the future have a material adverse effect, on the business, condition (financial or otherwise), operations, prospects, or properties of Borrower or Guarantor that has not been disclosed in writing to Lender.

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Section 5.13 Agreements. Neither Borrower nor Guarantor is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or other organizational restriction which could have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of such Person, or the ability of such Person to pay and perform its obligations under the Loan Documents. Neither Borrower nor Guarantor is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business.

Section 5.14 Compliance with Laws. Neither Borrower, nor Guarantor, is in violation in any material respect of any law, rule, regulation, order, or decree of any court, governmental authority, or arbitrator.

Section 5.15Environmental Matters.

(a) Borrower and Guarantor, and all of their respective properties, assets,  and operations, are in full compliance with all Environmental Laws. Neither Borrower nor Guarantor is aware of, nor has either Borrower or Guarantor received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of such Person with any Environmental Laws.

(b) Borrower and Guarantor have obtained all permits, licenses, and authorizations which are required under Environmental Laws.

(c) There is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency, or other governmental authority pending or, to the knowledge of Borrower or Guarantor, threatened against Borrower or Guarantor relating in any way to any Environmental Law. Neither Borrower nor Guarantor (i) has any liability for remedial action under any Environmental Law, (ii) has received a request for information by any governmental authority with respect to the condition, use, or operation of any of its properties or assets, and/or (iii) has received a notice from any governmental authority or other Person with respect to any violation of or liability under any Environmental Law.

(d) No Lien arising under any Environmental Law has attached to any of the properties or assets of Borrower or Guarantor.

Section 5.16 Labor Disputes and Acts of God. Neither the business nor properties of Borrower or Guarantor are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, earthquake, embargo, act of God or of a public enemy, governmental action, casualty (whether or not covered by insurance) or other occurrence that has or may have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of such Person.

Section 5.17 ERJSA. Borrower and Guarantor are in compliance in all material respects with all applicable provisions of ERJSA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist that may constitute grounds for the PBGC to institute proceedings to terminate, or to appoint a trustee to administer, any Plan, nor has the PBGC instituted any such proceedings. Neither Borrower, nor Guarantor, nor any Commonly Controlled Entity has completely or partially withdrawn from a Multi-Employer Plan. Borrower, Guarantor and all Commonly Controlled

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Entities have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits as determined on the most recent valuation date of the Plan and in accordance with the provisions of BRISA. Neither Borrower, nor Guarantor, nor any Commonly Controlled Entity, has incurred any liability to the PBGC under BRISA.

Section 5.18USA PATRIOT and Bank Secrecy Act Information.

(a) All of the written information that Borrower and Guarantor have provided to Lender with respect to Borrower, Guarantor, their respective Affiliates or otherwise in connection with the Loan contemplated by this Agreement was true, correct and complete at the time it was given.

(b) Each of Borrower and Guarantor shall from time to time furnish any information deemed necessary by the anti-money laundering officer of Lender in his or her sole discretion (other than information that (i) it does not possess, (ii) is confidential, or (iii) it is under an obligation not to disclose) to comply with the USA PATRIOT Act, Federal law requirements that all financial institutions obtain, verify and record information regarding customers pursuant to 31 CFR Part 103.121, Lender's anti-money laundering program and similar or related responsibilities. All of such information shall be true, correct and complete at the time provided.

(c) Borrower and Guarantor are entering into this Agreement, the Loan Documents, and the transaction contemplated hereby and thereby solely for their own account, risk and beneficial interest, and not for the account or beneficial interest of any other Person.

(d) To the knowledge of Borrower and Guarantor, without investigation, neither Borrower, nor Guarantor nor their respective Affiliates (i) are Persons identified on any Office of Foreign Assets Control ("OFAC") ''watch list", including, without limitation, the list of Specially Designated Nationals and Blocked Persons issued by OFAC; (ii) are Persons identified on any Federal Bureau of Investigation "watch list" or Bureau of Industry and Security list of unverified Persons or denied Persons (or are affiliated in any way with any such Persons); (iii) are a shell bank or an offshore bank; or (iv) are Persons resident in, or whose funds are transferred from or through, or who have operations in, any jurisdiction identified as non-cooperative by the Financial Action Task Force (the "FATF") or sanctioned by the OFAC.

Section 5.19 Status under the Investment Company Act. Neither Borrower, nor Guarantor, is an "investment company," or an "affiliated company" or a "principal underwriter" of an "investment company" as such terms are defined in the Investment Company Act of 1940.

Section 5.20 Use of Loan Proceeds; Margin Stock. Borrower is not engaged, in any respect, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" as such term is used in Regulation U of the Board of Governors of the Federal Reserve System. No part of the proceeds of the Loan will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any governmental body, including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System. The proceeds of the Loan will be used solely for a purpose authorized in Section 2.1 of this Agreement, and no proceeds of the Loan will be used, directly or indirectly, to purchase or carry, or to extend credit to any other Person for the purpose of purchasing or carrying, any "margin stock" as defined in the regulations referenced above.

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ARTICLE 6

Affirmative Covenants

Borrower and Guarantor jointly and severally covenant and agree that, as long as the Obligations or any part thereof are outstanding, or Lender has any commitment hereunder, Borrower and Guarantor will perform and observe the following affirmative covenants, unless Lender shall otherwise consent in writing:

Section 6.1Reporting Requirements. Borrower and Guarantor will furnish to Lender:

(a) Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each calendar year (which is the Fiscal Year  of Borrower and Guarantor), beginning with the year 2014, a copy of the annual audited combined and consolidated financial statements of Guarantor and its Subsidiaries (including Borrower) for such Fiscal Year each containing a balance sheet, statement of income,  statement of retained earnings, statement of changes in financial position, and cash flows as of the end of such Fiscal Year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and  prepared by independent certified public accountants of recognized standing reasonably  acceptable to Lender, and certified by such accountants to have been prepared in accordance with GAAP;

(b) Quarterly Financial Statements. As soon as available, and in any event  within forty-five (45) days after the end of each of the quarters of each Fiscal Year of Guarantor, a copy of the management-prepared combined and consolidated financial statements of Guarantor and its Subsidiaries (including Borrower) as of the end of such Fiscal Quarter and for the portion of the Fiscal Year then ended, containing balance sheets and statements of income, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and respectively certified by the chief executive or chief financial  officer of Guarantor to fairly and accurately present (subject to year-end adjustments required  by GAAP) the financial condition and results of operations of Guarantor and its Subsidiaries  (including Borrower) at the date and for the periods indicated therein;

(c) Certificate of Compliance and No Default. Concurrently with the delivery of the quarterly financial statements referred to in subsection (b) of this Section 6.1, a certificate of the chief financial officers of Borrower and Guarantor stating, to the best of such Person's knowledge, that (i) Borrower and Guarantor are each in compliance with the applicable financial covenants set forth below in this Article (which such certificate shall be supported by and contain information and/or calculations, as applicable, demonstrating such compliance), and (ii) no Event of Default and no event which with notice or lapse of time or both would be an Event of Default has occurred and is continuing, or if an Event of Default or such an event has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto;

(d) Tax Returns. If requested by Lender, as soon as available, and in any event within fifteen (15) days after filing with the Internal Revenue Service or other governmental

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authority, a copy of the income tax returns of Borrower and Guarantor, together with all schedules thereto, and all supplements and amendments to any of the foregoing;

(e) Notice of Litigation. Promptly  after  the  commencement  thereof,  notice  of  all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting Borrower or Guarantor that, if determined adversely  to  Borrower  or Guarantor,  could  have  a material  adverse  effect  on the business, condition (financial or otherwise), operations, prospects, or properties of such Person;

(f) Notice Qf Default. As soon as possible and in any event within five (S) days after the occurrence of each Event of Default and each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, a written notice setting forth the details of such Event of Default or event and the action which Borrower and Guarantor have taken and propose to take with respect thereto;

(g) Notice  of  Environmental   Law  Violation. As soon as possible  and in any  event within five (S) days after the occurrence thereof, written notice of any material violation  of any Environmental   Law  that   Borrower   or   Guarantor   reports   or  is  required   to  report   to   any governmental authority;

(h) Notice  of Material  Adverse Effect. As soon as possible and in any event within five (S) days after the occurrence thereof, written notice of any matter that could have a material adverse effect on the  business, condition (financial or otherwise), operations,  prospects, or properties of Borrower or Guarantor;

(i) Reports  Regarding  ERISA. As soon as possible,  and in any event within thirty (30) days after Borrower or Guarantor knows or has reason to know that any circumstances exist that may constitute grounds entitling the PBGC to institute proceedings  to  terminate  a  Plan subject to ERISA with respect to Borrower, Guarantor or any Commonly Controlled Entity, and promptly, but in any event within five (S) Business Days after the receipt by Borrower, Guarantor or any Commonly Controlled Entity of notice that the PBGC intends to terminate a Plan or to appoint a trustee to administer  a Plan, and promptly, but in any event within two (2) Business Days  of the  receipt  of  notice  concerning  the  imposition  of  withdrawal  liability  in  excess  of $100,000.00 with respect to Borrower, Guarantor or any Commonly Controlled Entity, Borrower and Guarantor will deliver to Lender a certificate of their respective chief financial officers setting forth all relevant details and the action that Borrower and Guarantor propose to take with respect thereto;

(j) Confirmation of Class. On or before September 30, 2014, (i) a copy of the report of the dry dock survey and inspection of the Vessel by the ABS scheduled in August 2014, (ii) an updated confirmation of class certificate issued for the Vessel by the ABS free of any overdue items or outstanding recommendations affecting class, (iii) copies of all class certificates issued for the Vessel by the ABS endorsed to show completion of all surveys due for the Vessel in August or September 2014, and (iv) copies of all Marshall Islands regulatory certificates with expiry dates in September 2014 showing the renewal of such certificates; and

(k) General Information. Promptly, such other information concerning Borrower and Guarantor as Lender may from time to time reasonably request.

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Section 6.2 Maintenance of Existence; Conduct of Business. Each of Borrower and Guarantor will preserve and maintain its respective existence as a corporation, all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. Each of Borrower and Guarantor will conduct its business as presently being conducted, and in compliance with all covenants set forth in this Agreement and the other Loan Documents.

Section 6.3 Maintenance of Properties. Each of Borrower and Guarantor will maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition. Without limiting the foregoing, Borrower shall preserve and maintain the Vessel as required in the Preferred Mortgage.

Section 6.4 Taxes and Claims. Each of Borrower and Guarantor will pay or discharge, at or before maturity or before becoming delinquent (i) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (ii) all lawful claims for labor, material, and supplies, which,  if unpaid, might become a Lien upon any of its property; provided, however, that neither Borrower nor Guarantor shall be required to pay or discharge any tax, levy, assessment, governmental charge or claim which is being contested in good faith by appropriate proceedings diligently pursued, if adequate reserves have been established, and, should any Collateral be subject to attachment, seizure or forfeiture as the result of such claim, if Borrower or Guarantor has posted a bond issued by a good and solvent surety to insulate or release such Collateral from, or otherwise stay, such process; provided, further, that any claim that constitutes a Lien (other than a Permitted Lien) against the Vessel shall be discharged as provided in the Preferred Mortgage.

Section 6.5 Insurance. Borrower and Guarantor will maintain, with financially sound and reputable insurance companies, workmen's compensation insurance, liability insurance, water quality and pollution insurance and insurance on its properties, assets, and businesses at least in such amounts and against such risks as are usually insured against by Persons engaged in similar businesses, as well as such insurance as may be required in the Security Documents, as applicable. Each insurance policy covering Collateral shall name Lender as an additional insured and loss payee and provide that such policy will not be canceled without thirty (30) days prior written notice to Lender; provided, however, that the loss payee provisions with respect to policies covering the Vessels after their completion and delivery shall comply with the requirements stated in the Preferred Mortgage.

Section 6.6 Inspection Rights. At any reasonable time and from time to time, Borrower and Guarantor will permit representatives of Lender to examine and make copies of the books and records, and visit and inspect the properties, of Borrower and Guarantor, including the Vessel and other Collateral, and to discuss the business, operations, and financial condition of Borrower and Guarantor with their respective officers and employees and with its independent certified public accountants.

Section 6.7 Keeping Books and Records. Borrower and Guarantor will maintain  proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to their business and activities.

Section 6.8 Compliance with Laws. Borrower and Guarantor will comply, in all material respects, with all applicable laws, rules, regulations, orders, and decrees of any court, governmental authority, or arbitrator.

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Section 6.9   Compliance with Agreements. Each of Borrower and Guarantor will comply, in all material respects, with all agreements, contracts, and instruments binding on it or affecting its properties or business.

Section 6.10 Financial Covenants. Until Borrower has paid and performed all of the Obligations, in full, Guarantor, as Parent, and its Subsidiaries shall maintain the following financial covenants on a consolidated basis:

(a) Maximum Consolidated Leverage Ratio. A Consolidated Leverage Ratio of not greater than (A) 4.50:1.00 through the Fiscal Quarter ending June 30, 2014, and (B) 4.25:1.00 as of each Fiscal Quarter-end thereafter, tested quarterly at the end of each Fiscal Quarter based on the four most recent Fiscal Quarters for which financial information is available.

(b) Minimum Liquidity. Liquidity of not less than (A) $15,000,000 through the Fiscal Quarter ending June 30, 2014, and (B) $20,000,000 as of each Fiscal Quarter end thereafter, tested quarterly at the end of each Fiscal Quarter.

(c) Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth, tested quarterly as of the end of each Fiscal Quarter, in an amount of not less than the sum of (A)

$228,000,000, plus (B) 50% of all Consolidated Net Income of Parent and its Subsidiaries, including Borrower, earned after December 31, 201 1 plus (C) 100% of the proceeds of all issuances of Equity Interests (common or preferred) of the Parent and its Subsidiaries (on a consolidated basis) received after December 31, 2011 (other than issuances in connection with the exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement).

(d) Consolidated EBITDA to Consolidated Interest Expense. A ratio of Consolidated EBITDA to Consolidated Interest Expense of not less than 2.50 to 1.00 tested quarterly at the end of each Fiscal Quarter based on the four most recent Fiscal Quarters for which financial information is available.

(e) Minimum Consolidated Fixed Charge Coverage Ratio. A Consolidated Fixed Charge Coverage Ratio of not less than (A) 1.15:1.00 through the Fiscal Quarter ending June 30, 2014, (B) 1.20:1.00 beginning with the Fiscal Quarter ending September 30, 2014 through the Fiscal Quarter ending June 30, 2015, and (C) 1.25:1.00 as of each Fiscal Quarter end thereafter tested quarterly at the end of each Fiscal Quarter based on the four most recent Fiscal Quarters for which financial information is available.

The calculations of the financial covenants shall be made on a pro forma basis after giving effect to any acquisitions and dispositions such that (i) income statement and cash flow statement items attributable to property disposed of shall be excluded to the extent relating to any period prior to the date of such acquisition, (ii) income statement and cash flow statement items attributable to any entity or property acquired, for the prior four rolling quarters, shall be included to the extent related to any period applicable in such calculations and supported by financial statements or other information satisfactory to the Administrative Agent (or following any termination of the Senior Credit Agreement, satisfactory to Lender), and (iii) any Debt assumed in connection with any such transaction shall be deemed to have been incurred as of the first day of the applicable period.

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Section 6.11 Loan to Value. Until Borrower has paid and performed all of the Obligations, in full, Borrower and Guarantor shall maintain a Loan to Value Ratio not to exceed eighty percent (80%) of the fair market value of the Vessel. The Loan to Value Ratio shall be tested following the first anniversary of the date of the Loan and thereafter as required by Lender (but no more often than semiannually) at the expense of Borrower based upon the total aggregate principal balance then outstanding under the Note and the fair market value of the Vessel as determined by a desktop appraisal performed by an independent, certified marine surveyor or appraiser selected by or otherwise acceptable to Lender. Borrower shall furnish to Lender, promptly upon request, any information concerning the Vessel that may reasonably be required to complete the desktop appraisal. Should Borrower fail to provide to Lender the information necessary to complete the desktop appraisal promptly following a request for such information, or should Lender be required to do so by applicable law, Lender shall be entitled to have the Vessel physically surveyed and appraised at the expense of Borrower (but not more often than annually) by an independent marine surveyor or appraiser selected by Lender to determine if the Loan to Value Ratio required in this Section has been met and to ensure that the Vessel is being maintained as required in this Agreement and the other Loan Documents. Borrower shall make the Vessel available for survey within a reasonable time after notice from Lender that a physical survey will be required under the circumstances outlined in the previous sentence. If any desktop or physical appraisal determines that the Loan to Value ratio required under this Section is not being maintained, Borrower and Guarantor shall, upon demand, either (a) mortgage, pledge, or otherwise grant a first priority lien and security interest in additional Collateral reasonably acceptable to Lender with a fair market value sufficient, or (b) make a prepayment of the Note in an amount determined by Lender to be sufficient, to bring the Loan to Value ratio into compliance.

Section 6.12 Further Assurances. Borrower and Guarantor will execute and deliver such further instruments as may be deemed requested by Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and to preserve and perfect the Liens of Lender in the Collateral.

ARTICLE 7

Negative Covenants

Borrower and Guarantor jointly and severally covenant and agree that, as long as the Obligations or any part thereof are outstanding, or Lender has any commitment hereunder, Borrower and Guarantor will perform and observe the following negative covenants, unless Lender shall otherwise consent in writing:

Section 7.1 Limitation on Liens. Borrower will not incur, create, assume, or permit to exist any Lien upon the Vessel or other Collateral except for Permitted Liens.

Section 7.2 Prohibition of Sale or Transfer of Collateral. Borrower will not sell, mortgage, assign, pledge, grant a security interest in, lease, charter or otherwise transfer, encumber or dispose of any Collateral except with the prior written consent of Lender, or except as otherwise expressly authorized under the Loan Documents.

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Section 7.3 No Fundamental   Changes.  Neither  Borrower  nor  Guarantor  will  (a) convert  to another form of organization,  or other than a Permitted  Merger  enter into any merger  or consolidation with, or sell or transfer all, substantially all or any substantial portion of its assets to, any  other Person (whether in one transaction or in a series of transactions)  without the prior written consent of Lender, (b) dissolve, liquidate or cease or suspend the conduct of business, or cease to maintain its existence, or (c) permit or suffer a transfer of its equity interests (including by operation of law), or enter into or suffer any transaction or series of transactions, as a result of which there occurs a Change of Control. In no event will Borrower permit the sale or issuance  of any of its equity  interests  to any  Person  if such sale or issuance could reasonably  be expected either to impair or result  in the termination of any waiver of the Marshall Islands citizenship status required for the registry of vessels under the flag of the Republic of the Marshall Islands in the name  of  Borrower  granted  pursuant  to  Section 203 of the Maritime Act, as amended, or to invalidate the Certificate  of Documentation  or  Registry  issued  for the  Vessel  by  the Republic of the Marshall Islands.

ARTICLE S

Default

Section 8.1 Events  of Default. Each of the following shall be deemed an "Event of Default" under this Agreement:

(a) Borrower or Guarantor shall fail to pay any installment of principal or interest payable under the Obligations (including, without limitation, the principal  or interest  payable under this Agreement, the Note or any other Loan Document related hereto), any additional fees, charges, premiums or other sums payable under the Obligations, or the principal or interest or other payments scheduled under any other indebtedness of Borrower or Guarantor to Lender or its Affiliates, within ten (10) days of the date when such payment is due.

(b) Any representation or warranty made or deemed made by Borrower or Guarantor in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement or any other Loan Document shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

(c) Borrower or Guarantor shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document, or shall otherwise default under any Loan Document (and shall not cure such default, (i) with respect to covenants contained in this Agreement, within thirty days following the date Borrower or Guarantor was obligated to report such default to Lender pursuant to subsection (t) of Section 6.1 or the receipt of notice of such default from Lender, whichever is earlier, or (ii) with respect to covenants or other defaults contained in Loan Documents other than this Agreement, within any period of cure provided in such Loan Documents).

(d) Any of the following events shall occur or exist with respect to Borrower, Guarantor or any Commonly Controlled Entity under ERISA: (i) any Reportable Event shall occur; (ii) complete or partial withdrawal from any Multi-Employer Plan shall take place without the prior written consent of Lender; (iii) any Prohibited Transaction shall occur; (iv) a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated; or (v) circumstances shall exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan or to

LOAN AGREEMENT - Page 32

appoint a trustee to administer a Plan, or the PBGC shall institute such proceedings, and, in each case above, such event or condition, together with all other events or conditions, if any, could subject  Borrower  to  any  tax,  penalty  or  other  liability  that  in  the  aggregate  may  exceed

$100,000.00.

(e) If: (i) a release or discharge of any Hazardous Substance or Oil shall occur in, on, under, or from any properties of Borrower or Guarantor in violation of, or Borrower or Guarantor shall be found liable for any remedial action under, any Environmental Law, and any such Person shall have failed to perfonn all remediation required by all domestic or foreign governmental agencies with jurisdiction over such release, discharge or action, within thirty (30) days, or within such greater or lesser time as may be required by any such agencies; (ii) any domestic or foreign governmental agency or other Person asserts a claim against Borrower or Guarantor or any of their respective properties under any Environmental Law, and, as detennined by Lender in its discretion, such claim may have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of Borrower or Guarantor; or (iii) any domestic or foreign governmental agency or other Person asserts or creates a Lien upon any or all of the properties of Borrower or Guarantor on account of a violation of, or liability for remedial action under, any Environmental Law; provided, however, that neither Borrower nor Guarantor shall be deemed to be in default under clause (ii) of this subsection if Borrower or Guarantor is diligently contesting such claim, in good faith, by appropriate legal proceedings, with reasonable prospects of success, or under clause (iii) of this subsection if any such Lien is appropriately bonded or otherwise secured to prevent the arrest, attachment, sequestration or other seizure of the properties affected thereby.

(f) Should Borrower or  Guarantor  become  insolvent,  dissolve  or  cease  to  do business as a going concern, make an offer of settlement, extension or composition to its unsecured creditors generally, make an assignment for the benefit of its creditors, apply for or consent to the appointment of or the taking of possession by a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, file a petition for an order for relief under the United States Bankruptcy Code or under any similar domestic or foreign law relating to bankruptcy, insolvency, reorganization, winding-up or composition  or  adjustment  of debts,  or have such a petition filed against it which is not dismissed within sixty (60) days.

(g) Should a trustee, receiver or custodian be appointed for Borrower or Guarantor or any of their respective property, and should such appointment not be dismissed or stayed within sixty (60) days.

(h) Borrower or Guarantor shall have failed to contest appropriately any seizure, attachment, sequestration or similar proceeding against any of its properties in an  amount  in excess of $I 00,000 in a timely manner; provided however that in the event the continued detention of the property under such warrant, writ or process will have a material adverse effect on the business, condition (financial or otherwise), operations, prospects or  properties  of Borrower or such Guarantor, or if such arrest, seizure, attachment, or sequestration is against any Collateral, then any such arrest, seizure, attachment or sequestration shall be released or appropriately bonded within thirty (30) days, or within such shorter period  as may be provided elsewhere in this Agreement or in the Loan Documents.

LOAN AGREEMENT - Page 33

(i) Borrower or Guarantor shall fail to appeal within applicable delays, and to satisfy and discharge within thirty (30) days after the exhaustion, lapse or other termination of any right to appeal, any judgment or judgments against it for the payment of money that is not fully covered by insurance (less any applicable deductible or co-payment); provided, however, that for any judgment against Borrower or a Guarantor in excess of $2,000,000, Borrower or such Guarantor shall obtain a supersedeas or appeal bond during the pendency of any appeal from such judgment.

(j) Should Borrower or Guarantor be in default under any material provision of any loan or credit agreement, note, mortgage, security agreement, lease, charter, instrument or other agreement (other than any loan or credit agreement, note, mortgage, security agreement lease, charter, or other agreement covered, at the time of default, under clause (l) below) with respect to borrowed monies or other Debt in excess of $2,000,000 if (i) such default remains uncured after ten ( I0) days from the occurrence thereof or after the expiration of any period of grace contained in such agreement, whichever is greater, and (ii) the relevant creditor has accelerated the obligation or taken other steps to enforce its remedies on default or security interests.

(k) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower or any of its shareholders or by Guarantor, or Borrower or Guarantor shall deny that it has any further liability or obligation under any of the Loan Documents, or any lien or security interest created by the Loan Documents shall for any reason cease to be a valid, first priority perfected security interest in and lien upon any of the Collateral purported to be covered thereby (subject to Permitted Liens).

(l) Borrower or Guarantor shall default under any loan agreement, credit agreement, note, equipment lease, equipment finance agreement, mortgage, assignment, security agreement, guaranty, hedge agreement or other agreement with Lender or any of its Affiliates.

(m) (m) Should the Approved Time Charter be terminated prior to the expiration of the current term thereof (or prior to the expiration of any renewal term should the charterer thereunder exercise its option to renew the Approved Time Charter during the Term) unless, within three (3) months following the effective date of termination of the Approved Time Charter, Charterer has either (i) entered into a replacement time charter at current market rates for the Vessel for a term at least equal to the remaining term of the Approved Time Charter at the time of termination or (ii) entered into a replacement time charter with economic terms and for a duration otherwise approved by Lender (such approval not to be unreasonably withheld),.

Section 8.2 Remedies Upon Default. If any Event of Default shall occur and be continuing, Lender may without notice terminate its commitment to lend hereunder and declare the Obligations or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable; provided,  however, that upon the occurrence of an Event of Default under Section 8.l(f), the commitment of Lender to lend hereunder shall automatically terminate, and the Obligations shall become immediately due and payable, without any declaration or other action by Lender. Borrower and Guarantor hereby jointly and severally waive notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind. If any Event of Default shall occur and be continuing, Lender may exercise all rights and

LOAN AGREEMENT - Page 34

remedies available to it in law or in equity, under the Loan Documents, or otherwise.

LOAN AGREEMENT - Page 35

Section 8.3 Performance by Lender. If Borrower or Guarantor shall fail to perform any covenant, duty, or agreement contained in any of the Loan Documents, Lender may perform or attempt to perform such covenant, duty, or agreement on behalf of Borrower. In such event, Borrower and Guarantor shall, at the request of Lender, promptly pay any amount expended by Lender in such performance or attempted performance to Lender, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance of any obligation of Borrower or Guarantor under this Agreement or any other Loan Document.

ARTICLE 9

Miscellaneous

Section 9.1 Expenses of Lender. Borrower and Guarantor jointly and severally agree to pay Lender on demand: (i) all costs and expenses incurred by Lender in connection with the preparation, negotiation, and execution of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and  supplements  thereof and thereto,  including,  without  limitation, all Attorneys' Fees incurred by Lender; (ii) all costs and expenses reasonably incurred by Lender in connection with the funding and administration of the Loan, including all currency exchange fees and all costs and expenses incurred in inspecting the Vessel or other Collateral; (iii) all  costs  and  expenses incurred by Lender in connection with the enforcement of this Agreement or any other Loan Document, including, without limitation, all Attorneys' Fees incurred by Lender; and (iv) all other costs and expenses incurred by Lender in connection with this Agreement or any other Loan Document, including, without limitation, all costs, expenses, taxes, assessments, filing fees, and  other charges levied  by  any governmental authority or otherwise payable in respect of this Agreement  or any other Loan Document, or in obtaining any mortgagee title insurance policy, survey, audit, or appraisal in respect of the Collateral.

Section 9.2 Indemnification. Borrower  and Guarantor hereby jointly  and  severally agree to defend and indemnify Lender and each Affiliate thereof and  their  respective  officers,  directors, employees, attorneys, and agents from, and hold each of them harmless against, any and all  losses, liabilities, claims, damages, penalties, judgments, costs, and expenses (including attorneys' fees) to which any of them may become subject which directly or indirectly arise from or relate to (i) the negotiation, execution, delivery, performance, administration, or enforcement of any of the Loan Documents, (ii} any of the transactions contemplated by the Loan Documents, (iii) any breach by Borrower or Guarantor  of any representation, warranty, covenant, or other agreement contained in any of the Loan Documents, (iv) the presence, release, threatened release, disposal, removal, or cleanup of any Hazardous Substance or Oil located on, about, within, or affecting any of the properties or assets of Borrower or Guarantor, (v) an unlawful release or threatened release of Hazardous Substances or Oil in, on, about or from the Vessel or other Collateral, or (vi) any investigation, litigation, or other proceeding, including, without  limitation, any threatened investigation, litigation, or other proceeding relating to any of the foregoing. Without limiting any provision of this Agreement or of any other Loan Document, it is the express intention of the parties hereto that each Person to be indemnified under this Section shall be indemnified from and held harmless against any and all losses, liabilities, claims, damages, penalties, judgments, costs, and expenses (including attorneys' fees) arising out of or resulting from the sole or contributory negligence of the Person to be indemnified.

LOAN AGREEMENT - Page 36

Section 9.3 Limitation of Liability. Neither Lender nor any Affiliate, officer, director, employee, attorney, or agent of Lender shall have any liability with  respect to, and  Borrower and Guarantor each hereby waives, releases, and agrees not to sue any of them upon, any  claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower  or Guarantor in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated  by this Agreement or any of the other Loan Documents. Borrower and Guarantor hereby waive, release, and agree not to sue Lender or any of Lender's Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

Section 9.4 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower or Guarantor, or to their respective partners, shareholders or members.

Section 9.5 Lender Not Fiduciary. The relationship between Borrower and Guarantor and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower or Guarantor, and no tenn or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Guarantor and Lender to be other than that of debtor and creditor.

Section 9.6 Equitable Relief. Borrower and Guarantor each recognize that in the event Borrower or Guarantor fail to pay, perfonn, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to Lender. Borrower and Guarantor therefore agree that Lender, if Lender so requests, shall be entitled to seek temporary and pennanent injunctive relief in any such case without the necessity of proving actual damages.

Section 9.7 No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

Section 9.8 Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of Lender, Borrower and Guarantor and their respective successors and assigns, except that neither Borrower nor Guarantor may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender.

Section 9.9 Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them. Without prejudice to the survival of any other obligation of Borrower or Guarantor hereunder, the obligations of Borrower and Guarantor under Sections 9.2 and 9.3 shall survive repayment of the Obligations and tennination of the Credit Commitment.

LOAN AGREEMENT - Page 37

Section 9.10 ENTIRE AGREEMENT; AMENDMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL,  ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement and the other Loan Documents to which Borrower or Guarantor is a party may be amended or waived only by an instrument in writing signed by the parties hereto.

Section 9.11 Maximum Interest Rate. No provision of this Agreement or any other Loan Document shall require the payment or the collection of interest in excess of the maximum permitted by applicable law. The maximum interest to be charged under this Loan shall be governed by Section 312 of the Maritime Act which provides that loans secured by a preferred mortgage filed or recorded under Chapter 3 of that act may have any rate of interest to which the parties to the mortgage may agree. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither Borrower,  nor  any  Guarantor,  nor  any  other  sureties, guarantors, successors, or assigns of Borrower shall be obligated to pay the excess amount of such interest or any other  excess  sum  paid  for  the  use,  forbearance,  or  detention  of  sums   loaned pursuant  hereto. Notwithstanding anything to the contrary contained herein or elsewhere, if at any time the rate of interest payable hereunder, under the Note, or any other Loan Document would  exceed the "Maximum Rate," then for so long as the Maximum Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Rate. If Lender receives interest hereunder in excess of the Maximum Rate, the excess amount shall be applied ratably to the reduction of the principal balance of the Note, or to other amounts (other than interest) payable hereunder, under such instruments or any other Loan Document, and if no Obligations of Borrower remain outstanding, the balance, if any, will be refunded to Borrower or to such Person as may be entitled thereto. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrower, Guarantor and Lender shall, to the extent permitted by applicable law, (i) characterize any non-principal  payment  as an expense,  fee, or premium  rather than  as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Note so that interest for the entire term does not exceed the Maximum Rate.

Section 9.12 Notices. All notices and other communications provided for in this Agreement and the other Loan Documents to which Borrower or Guarantor is a party shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered by hand or by Federal Express, UPS, DHL or other recognized, national overnight courier to the intended recipient at the "Address for Notices" specified below; or, as to any party, at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section.

Addresses for Notices:

LOAN AGREEMENT - Page 38

Borrower and Guarantor:

[Borrower or Guarantor]

1 1 North Water St., Suite 18290

Mobile, Alabama 36602

Facsimile: (251) 706-0756

Attention: Chief Financial Officer

Lender:

RBS Asset Finance, Inc.

71 South Wacker Drive, 2911i Floor Mailstop 1H2935

Chicago, Illinois 60606

Facsimile: L_).._

Attention: ----------

Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy (provided that written confirmation of such notice is forwarded by the sender by first class mail, postage prepaid, to the appropriate address above), when deposited with a recognized overnight courier service, freight prepaid, for delivery on the following Business Day, when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, that Advance Requests or other communications to Lender pursuant to Article 2 shall not be effective until received by Lender.

Section 9.13 Applicable Law; Venue; Service of Process. This Agreement shall be governed by and construed in accordance with the Maritime Act of the Republic of the Marshall Islands and the laws of the United States of America, to the extent applicable, and otherwise in accordance with the laws of the State of New York without regard to is principles of conflicts of laws. This Agreement has been entered into in Chicago, Illinois, and it shall be deemed to be performed for all purposes in Chicago, Illinois. Any action or proceeding against Borrower or Guarantor under or in connection with any of the Loan Documents may be brought in any state or federal court in or for Chicago, Illinois. Borrower and Guarantor each hereby irrevocably (i) submits to the nonexclusive jurisdiction of such courts, and (ii) waives any objection they may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. Borrower and Guarantor agree that service of process upon them may be made by certified or registered mail, return receipt requested, at the address specified above. Nothing herein or in any of the other Loan Documents shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against Borrower or Guarantor or with respect to any of their property in courts in other jurisdictions. Any action or proceeding by Borrower or Guarantor against Lender shall be brought only in a court located in ajudicial district encompassing Chicago, Illinois.

Section 9.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 9.15 Severability. Any provision of this Agreement that may be held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

LOAN AGREEMENT - Page 39

Section 9.16 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 9.17 Participations. Lender shall have the right at any time and from time to time to grant participations or to syndicate participations in, or to assign in full or in part, this Agreement and any other Loan Documents. Should any assignment transfer less than the entirety of the Obligations, this Agreement shall continue to apply to the Obligations retained by Lender as well as to those assigned, and this Agreement may be separately enforced by both Lender and its assignee with respect to that portion of the Obligations then held by them. Each actual or proposed participant or assignee shall be entitled to receive all information received by Lender regarding the creditworthiness of Borrower and Guarantor, including, without limitation, information required to be disclosed to a participant pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether the actual or proposed participant is subject to the circular or not). Borrower and Guarantor each hereby authorize Lender to disclose any and all financial information on Borrower and Guarantor compiled by Lender in connection with the Loan to any proposed participant or assignee, and Borrower and Guarantor hereby agree to cooperate with Lender in effecting the participation, including the scheduling of on-site visits to their respective facilities, and promptly responding to all questions concerning the operations of Borrower and Guarantor, provided that each such proposed participant or assignee has agreed, in writing, in a form reasonably acceptable to Borrower and Guarantor, to hold such information in confidence.

Section 9.18 Construction. Borrower, Guarantor and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as ifjointly drafted by Borrower, Guarantor and Lender.

Section 9.19 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND GUARANTOR HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Borrower:

LCI SHIPHOLDINGS, INC.

By: /s/ David Drake

Name:  David Drake

Title: Vice President and Treasurer

Guarantor:

LOAN AGREEMENT - Signature Page

INTERNATIONAL SHIPHOLDING CORPORATION

By: /s/ David Drake

Name:  David Drake

Title:  Vice President and Treasurer

Lender:

RBS ASSET FINANCE, INC.

By: _______________________________

Name:

Title:

1767568_3

LOAN AGREEMENT - Signature Page

IN  WITNESS  WHEREOF,  the parties  hereto have duly executed  this Agreement  as of the day and year first above written.

Borrower:

LCI SHIPHOLDINGS, INC.

By: _________________________

Name:  David Drake

Title: Vice President and Treasurer

Guarantor:

INTERNATIONA L SHIPHOLDING CORPORATION

By: _________________________

Name: David Drake

Title: Vice President and Treasurer

Lender:

RBS ASSET FINANCE, INC.

By: /s/ Janet Melancon

Name: Janet Melancon

Title: Vice President

1767568_3

LOAN AGREEMENT - Signature Page